UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/11/2007

American Technology Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24248

Delaware	87-0361799
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

15378 Avenue of Science, Ste 100,
San Diego, California 92128
(Address of principal executive offices, including zip code)

858-676-1112
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 10, 2007, Katherine H. McDermott was appointed Chief Financial Officer of American Technology Corporation (the "Company"). Ms. McDermott has served as the Company's Chief Accounting Officer and Controller since June 25, 2007. Prior to joining the Company, Ms. McDermott was the chief financial officer for National Pen Company from 2005 to 2006 and the vice president of finance for Lantronix, Inc. from 2000 to 2005. Ms. McDermott served in a variety of senior financial positions with Bausch & Lomb Incorporated from 1988 to 1999 and began her career holding a series of financial positions with a $1.2 billion component division of General Motors Corporation from 1982 to 1988. Ms. McDermott holds a bachelor's degree in Business Administration from St. Bonaventure University and an MBA from the William E. Simon School of Business Administration at the University of Rochester.
In connection with her promotion to Chief Executive Officer, Ms. McDermott's annual salary will be increased to $160,000 and she was granted an option to purchase an additional 50,000 shares of the Company's Common Stock. She is also entitled to participate in the Company's incentive bonus plan and to receive all rights and benefits for which she is eligible under the Company's standard benefits and compensation plans. Her employment with the Company is at-will.
There are no family relationships between Ms. McDermott and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K. Other than with respect to her employment with the Company, there are no transactions between Ms. McDermott or any of her immediate family members and the Company or any of its subsidiaries which would require disclosure under Item 404(a) of Regulation S-K.
On September 11, 2007, the Company issued a press release announcing the promotion of Ms. McDermott to Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits
        99.1        Press Release, dated September 11, 2007, issued by American Technology Corporation.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Technology Corporation

Date: September 11, 2007	By:	/s/ Thomas R. Brown
Thomas R. Brown
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated September 11, 2007